UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

International Paper Company

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑	No fee required
☐	Fee paid previously with preliminary materials
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EXPLANATORY NOTE

This supplement to International Paper Company's proxy statement filed with the Securities and Exchange Commission on March 29, 2022 for use at the Annual Meeting of Shareowners on May 9, 2022 (the "Proxy Statement") is being filed to correct an inadvertent omission. On pages 78 and 79 of the Proxy Statement, within the "Summary Compensation Table" and footnote 6 thereto, respectively, the amount reported for Jean-Michel Ribiéras was $623,670 greater than the amounts originally disclosed in the Proxy Statement. This additional amount relates to certain benefits and payments, including tax counsel and foreign tax equalization, paid on behalf of Mr. Ribiéras in 2021 in connection with overseas assignments completed prior to 2020. All other information remains the same in the Proxy Statement.

The following updates the disclosure contained in the Summary Compensation Table on page 78 of the Proxy Statement with corrected information regarding Mr. Ribiéras' "All Other Compensation" and resulting impact to "Total" and "Total Excluding Change in Pension Value" columns for 2021.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)	Total Excluding Change in Pension Value ($)(7)
Jean-Michel Ribiéras	2021	539,583	—	2,097,449	534,800	—	769,300	3,941,132	3,941,132
Former Senior Vice President — Global Papers (through 9/30/21)

Additionally, the below table replaces entirely the table contained in Footnote 6 to the Summary Compensation Table on page 79 of the Proxy Statement that breaks down "All Other Compensation" paid to our named executive officers in 2021. Specifically, the column titled "Amount Related to Overseas Assignment," the corresponding footnote thereto and the "Total" columns have been revised to reflect the amount for Mr. Ribiéras previously omitted from the Proxy Statement.

Name	Retirement Savings Account Contributions ($)(a)	Company Matching Contribution ($)(b)	Group Life Insurance ($)(c)	ESIP ($)(d)	Corporate Aircraft ($)(e)	Company Matching Gift ($)(f)	Amount Related to Overseas Assignment ($)(g)	Severance Payments (#)(h)	Total ($)(i)
M.S. Sutton	230,160	71,520	7,656	42,400	75,000	7,205	—	—	433,941
T.S. Nicholls	99,300	81,360	3,960	13,044	—	16,200	—	—	213,864
S.R. Ryan	75,366	62,213	3,432	—	—	1,920	—	—	142,931
G.T. Wanta	63,017	52,334	2,882	—	—	19,500	—	—	137,733
T.J. Plath	63,048	52,358	2,904	—	—	7,260	—	—	125,570
JM Ribiéras	71,867	58,774	2,829	—	—	12,160	623,670	—	769,300
W.M. Amick, Jr.	34,464	6,840	700	—	—	1,205	—	1,908,000	1,951,209
(a)	Represents the Retirement Savings Account contributions made by the Company to the NEO's accounts in the Salaried Savings Plan and Deferred Compensation Savings Plan, as shown in the "Non-Qualified Deferred Compensation in 2021" table set forth on page 86 below. The contribution amount is equal to a percentage of eligible compensation, based on the NEO's age at the date the contribution is made. All NEOs received RSA contributions in the amount of 6% of their eligible compensation.
(b)	Represents the Company match to the NEO's contribution to the Salaried Savings Plan, Retiree Medical Savings Program and Deferred Compensation Savings Plan, as shown in the "Non-Qualified Deferred Compensation in 2021" table set forth on page 86 below.
(c)	Represents the Company's annual premium payment for the NEO's group life insurance benefit.
(d)	Represents the amount paid by the Company for the NEO's executive supplemental insurance program ("ESIP").
(e)	Represents the aggregate incremental cost to the Company of Mr. Sutton's personal travel on Company aircraft. Pursuant to Board resolutions and his Time Sharing Agreement, Mr. Sutton is required to reimburse the Company for the incremental cost of personal use of the aircraft above $75,000. For 2021, this reimbursable amount was $7,031. We calculate the incremental cost of personal use of the Company aircraft based upon the per mile variable cost of operating the aircraft multiplied by the number of miles flown for personal travel by Mr. Sutton. The variable operating costs include fuel, maintenance, airway fees, user fees, communication, crew expenses, supplies and catering. We impute into Mr. Sutton's income the value of personal use of the aircraft in accordance with IRS regulations, minus any amounts he reimbursed during the calendar year. Mr. Sutton receives no tax gross-up on this imputed income.
(f)	Represents the Company's match of each NEO's donations to the United Way of America (60-percent match) and the International Paper Company Employee Relief Fund (100-percent match) as part of Company-wide campaigns.
(g)	Represents an amount paid under our Global Mobility Policy for expatriates. Mr. Ribiéras participated in the program when he was based in Belgium. Certain benefits and payments related to those overseas assignments, including tax counsel and foreign tax equalization, were paid on his behalf in 2021.
(h)	Represents an amount paid to Mr. Amick when he left the Company, which is within the limits set forth in the Board's 2005 Policy on Severance Agreements with Senior Officers.
(i)	Represents the sum of columns (a) through (h).